Exhibit 10.4

Schedule of Grants Made Under Form of Performance Stock Unit Agreement

Name	Title	Units
John Gilbert	Chief Executive Officer	5,050
Christopher O’Donnell	President and Chief Operating Officer	5,050
Diana Purcel	Chief Financial Officer and Secretary	2,730